UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2025

CLEARPOINT NEURO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34822	58-2394628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 S. Sierra Ave., Suite 100
Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 287-9109

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CLPT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2025, ClearPoint Neuro, Inc. (the “Company”) entered into a stock purchase agreement (the “SPA”) with certain investors (the “Investors”) relating to the purchase and sale in a registered direct offering of an aggregate of 275,808 shares of Company’s common stock, par value $0.01 per share at a price of $12.69 per Share, based on the trailing 30-trading day volume-weighted average price of the Company’s common stock (the “Shares”). In addition, pursuant to the SPA, the Company granted the Investors, from the closing date and until December 31, 2026, a right to participate in any equity offerings consummated by the Company in an amount up to $1.5 million, subject to certain limitations and exclusions set out in the SPA. The aggregate gross proceeds to the Company from the offering are expected to be approximately $3.5 million before deducting estimated offering expenses payable by the Company.

The closing of the offering is expected to occur on or about May 12, 2025, subject to customary closing conditions. The Company intends to use the proceeds from the offering for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses.

The SPA contains customary representations, warranties and agreements by the Company, and customary conditions to closing. The representations and warranties in the SPA were made only for purposes of the SPA and as of a specific date, were solely for the benefit of the parties to the SPA, and may be subject to limitations agreed upon by such parties.

The offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-275476), filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 9, 2023, and declared effective by the SEC on November 20, 2023, and a prospectus supplement thereunder.

Contemporaneously with the SPA, the Company entered into a note purchase agreement (the “NPA”) with CALW SA LLC, an affiliate of Oberland Capital Management LLC, as Purchaser Agent, and certain funds managed by Oberland Capital Management LLC, as purchasers (the “Oberland Funds” and, together with other purchasers party thereto from time to time, the “Purchasers”), pursuant to which the Company may sell to the Purchasers, and the Purchasers may buy from the Company, notes (each a “Note” and collectively, the “Notes”) in an aggregate principal amount not to exceed $105.0 million, consisting of the following three tranches of Notes:

•
an initial sale of $30.0 million principal amount of Notes;
•
at the option of the Company, a second sale (the “Second Sale”) of $25.0 million principal amount of Notes, in up to two increments of $12.5 million each, at any time prior to December 31, 2026, subject to certain customary conditions precedent; and
•
at the option of the Company and the Purchasers, a third sale (the “Third Sale”) of up to $50.0 million principal amount of Notes, at any time prior to December 31, 2026, subject to certain customary conditions precedent.

The purchase price of the Notes is, in each case, 98% of the principal amount thereof. The outstanding principal amount of the Notes bears interest at a rate per annum equal to the sum of (i) the greater of the Term SOFR (as defined in the NPA) and 4.30%, and (ii) 3.95%, with a minimum rate of 8.25% and a cap of 9.50%, payable quarterly in arrears until the sixth anniversary of the Closing Date or the date on which all amounts owing to the Purchasers under the NPA have been paid in full (the “Maturity Date”). For the first six (6) quarters (the “Initial PIK Period”) following the purchase date for each sale of Notes (each, a “Purchase Date”), 50% of the interest due shall be paid-in-kind and added to the then-outstanding principal balance of the Notes, which Initial PIK Period may be extended by two (2) quarters at the Company’s option. Upon the occurrence and during the continuance of an Event of Default (as defined in the NPA) under the NPA, the then-applicable interest rate on all outstanding obligations will increase by 4.00%.

Beginning on January 1, 2027 and continuing until the Maturity Date, the Purchasers will receive 0.375% (the “Revenue Participation Percentage”) of Net Revenue (as defined in the NPA) for any fiscal quarter (of up to $50,000,000 of Net Revenue for each fiscal year), payable quarterly, with the Revenue Participation Percentage increasing pro rata in the event of a Second Sale or Third Sale of Notes. The outstanding principal amount of the Notes, interest accrued thereon and any other amounts owing to the Purchasers under the NPA, will be due and payable on the Maturity Date.

All of the Notes may be redeemed prior to the Maturity Date at the option of the Company, subject to payment of the Repayment Amount (as defined in the NPA). The Purchasers may demand redemption of the Notes prior to the Maturity Date in the event of a Change of Control (as defined in the NPA) of the Company or an Event of Default (as defined in the NPA), subject to payment of the

Repayment Amount. The Repayment Amount will be: (a) if redemption occurs before the first anniversary of the date of issuance of a Note, 117.5% of the principal amount of such Note; (b) if redemption occurs after the first anniversary and prior to the second anniversary of the date of issuance of a Note, 125% of the principal amount of such Note; (c) if redemption occurs after the second anniversary and prior to the third anniversary of the date of issuance of a Note, 135% of the principal amount of such Note; (d) if redemption occurs after the third anniversary and prior to the fourth anniversary of date of issuance of a Note, an amount that would generate an internal rate of return to the Purchasers of such Note of 11.50%; (e) if redemption occurs after the fourth anniversary of the date of issuance of a Note and prior to the sixth anniversary of the date of issuance of a Note, an amount that would generate an internal rate of return to the Purchasers of such Note of 10.50%; (f) if redemption occurs on the sixth anniversary of the date of issuance of a Note, an amount that would generate an internal rate of return to the Purchasers of such Note of 9.50%, minus, in each case, the sum of regularly scheduled interest paid in cash, payments of proceeds of insurance policies pursuant to the terms of the NPA, and payments of revenue participation in cash prior to such redemption date, and assuming, in each case, that all PIK interest was added to the original principal amount of a Note on the date of issuance of such Note.

The NPA contains no financial covenants. The Company’s obligations under the NPA are subject to customary covenants, including limitations on the Company’s ability to dispose of assets, undergo a change of control, merge with or acquire other entities, incur debt, incur liens, pay dividends or other distributions to holders of its capital stock, repurchase stock and make investments, in each case subject to certain exceptions. The Company’s obligations under the NPA are secured by a security interest on substantially all of the Company’s assets, including its intellectual property.

A copy of the SPA is filed as exhibit 10.1, and a copy of the NPA is filed as exhibit 10.2. The foregoing descriptions of the terms of the SPA and NPA, respectively, are qualified in their entirety by reference to exhibit 10.1 or exhibit 10.2, as applicable. A copy of the opinion of Sheppard, Mullin, Richter & Hampton LLP relating to the legality of the issuance and the sale of the Shares is filed as Exhibit 5.1.

This report shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any offer, solicitation, or sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 8.01 Other Events.

On May 12, 2025, the Company issued a press release announcing the offering, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. Exhibit No.	Description of Exhibit
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Form of Stock Purchase Agreement
10.2	Form of Note Purchase Agreement
23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (incorporated into Exhibit 5.1)
99.1	Press release dated May 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARPOINT NEURO, INC.

Date:	May 12, 2025	By:	/s/ Danilo D'Alessandro
Danilo D' Alessandro Chief Financial Officer